November 10, 2013

To whom it may concern,

I, Kelvin Michael Ladouceur, hold the following claims registered in the province of Ontario and detailed in the attached Schedule "A" 100% for the benefit of Canso Enterprises.

Kelvin Ladouceur

SCHEDULE "A"

THE PROPERTY

Table 1. Arrow River Mineral Claims

Claim Number	Units	Work Commitments	Township	Date Recorded	Date Due
4262211	2	$800	Devon	Oct 29 2013	Oct 29 2015
4262212	16	$6,400	Devon	Oct 29 2013	Oct 29 2015
4262213	14	$5,600	Devon	Oct 29 2013	Oct 29 2015
4262214	12	$4,800	Devon	Oct 29 2013	Oct 29 2015

Figure 1. Claim Map of the Arrow River Property. Arrow River Property claims in red, all other unpatented mineral claims in green, mineral and surface patents in magenta, alienations in orange, and lot and concession fabric in black.



N
4262213
4262214
4262212
4262211
Arrow River Property
Claim Map
Author: Neil Pettigrew
Date: Nov. 8 2013
Notes: UTM NAD83 Zone 16
1.5 Km
5,326,000 mN
5,324,000 mN
5,323,000 mN